                                    FORM 8-K



                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



        Date of Report (date of earliest event Reported)   October 16, 2000
                                                        -----------------------



                              COLUMBIA ENERGY GROUP
                              ---------------------
             (Exact name of registrant as specified in its charter)


         Delaware                         1-1098             13--1594808
   ----------------------------         -----------          -------------
   (State or other jurisdiction         (Commission          (IRS Employer
   of incorporation)                    File Number)        Identification No.)


                13880 Dulles Corner Lane, Herndon, VA 20171-4600
                ------------------------------------------------
                    (Address of principal executive offices)


        Registrant's telephone number, including area code   (703) 561-6000
                                                           -------------------

Item 5.  Other Events

                  Information contained in a News Release dated October 16, 2000 is incorporated herein by reference.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            Columbia Energy Group
                                            ---------------------
                                                 (Registrant)




                                            By /s/ J. W. Grossman
                                              ---------------------------------
                                                   J. W. Grossman
                                                   Vice President & Controller


Date: October 16, 2000

FOR IMMEDIATE RELEASE                                                  CONTACTS:
October 16, 2000                                                      News Media
                                                                      ----------
                                                 R.A. Rankin, Jr. (703) 561-6044
                                               Michael J. McGarry (703) 561-6063
                                                             Financial Community
                                                             -------------------
                                                 Thomas L. Hughes (703) 561-6001
                                            Melissa E. Bockelmann (703) 561-6011



COLUMBIA ENERGY GROUP POSTS RESULTS
FOR 2000 THIRD QUARTER

         HERNDON, Va., Oct. 16, 2000 - Columbia Energy Group today reported third quarter 2000 income from continuing operations of $19.5 million, or 24 cents per share, compared to $20.5 million, or 25 cents per share, in the 1999 third quarter. All per share amounts are on a diluted basis.

         After adjusting for one-time items, third quarter 2000 income from continuing operations was $32.4 million, up $6.2 million over the 1999 quarter. Lower labor and benefits costs, and higher natural gas prices received in the exploration and production (E&P) segment, largely offset the impact of higher interest expense and additional costs related to the fiber-optics network being built. The lower labor and benefits costs were attributable to voluntary incentive retirement programs (VIRPs) implemented at several subsidiaries earlier this year.

         One-time items in the 2000 quarter include costs recorded for a previously disclosed regulatory issue related to certain prior transactions by the transmission subsidiaries, and employee payments made primarily resulting from the achievement of specific objectives in Columbia Electric's project developments. In the 1999 third quarter, income was reduced by approximately $5.8 million after-tax for professional fees associated with the NiSource Inc. tender offer.

         Operating income in the third quarter 2000 was $73.6 million, up $15.7 million over the 1999 period. After discontinued operations, Columbia reported a net loss of $63.8 million, or 79 cents per share, for the 2000 third quarter compared to a net loss of $22.7 million, or 28 cents per share, in the 1999 period. Third quarter 2000 revenues of $380.7 million rose $40.4 million over the 1999 period.

         Oliver G. Richard III, chairman, president and CEO of Columbia Energy Group, said, "Columbia's core businesses continue to achieve solid operating performance. Our transmission, distribution and exploration and production segments all reported higher results this quarter compared to a year ago." Richard added, "At the same time, Columbia's employees continue to work hard toward completing a seamless and expeditious merger with NiSource. The merger is expected to close on Nov. 1, subject to regulatory approval. Our management also has executed agreements for the sale of Columbia Electric's operations, and plans for the sale of Columbia's



                                    - more -
propane and petroleum businesses are progressing." He said that Columbia's dedicated employees and commitment to excellence have been key to its success and will contribute strongly to the future performance of the combined companies after the merger.


THIRD QUARTER RESULTS BY SEGMENT

         The TRANSMISSION AND STORAGE segment's operating income for the 2000 third quarter was $61.3 million, up $5.9 million over 1999 due largely to higher revenues from increased transportation services. Also improving results were lower labor and benefits costs due to Columbia Gas Transmission's VIRP that was implemented in the 2000 first quarter. These improvements were tempered by costs recorded for certain prior transactions, mentioned above.

         Operating income for DISTRIBUTION in the 2000 quarter was $12.3 million, up $11 million from the 1999 period primarily due to reduced labor and benefits costs resulting from implementing the VIRP earlier this year, the favorable effect of a prior regulatory settlement in Ohio, together with lower gross receipts taxes.

         EXPLORATION AND PRODUCTION reported third quarter 2000 operating income of $15.5 million, up $3.9 million over the 1999 period reflecting higher natural gas prices. The average price received for natural gas production, including the effect of hedging activities, was $2.72 per thousand cubic feet (Mcf), an increase of 33 cents per Mcf, while production of 12.4 billion cubic feet (Bcf) decreased 800,000 Mcf from the 1999 quarter.

         Higher operation and maintenance costs for the POWER GENERATION AND OTHER segment resulted in an operating loss of $15.8 million compared to operating income of $900,000 in the 1999 third quarter. The 2000 period loss primarily reflected higher costs for Columbia Electric, as discussed previously, as well as costs related to the fiber optics network that is being built along the Washington, D.C. to New York City corridor.

         The CORPORATE segment had operating income of $300,000 in the 2000 third quarter, versus an operating loss of $11.3 million in 1999. Last year an expense of approximately $8.9 million was recorded for professional fees as discussed above.


OTHER INCOME, INTEREST EXPENSE AND TAXES

         Interest income and other, net, of $5.7 million for the third quarter 2000, decreased $2.4 million, due primarily to lower interest income from reduced short-term investments. Interest expense and related charges of $48.3 million rose $7.3 million reflecting higher short-term borrowings caused by additional shares purchased earlier in 2000 through the stock repurchase program as well as higher interest rates on short-term borrowings.

         Income tax expense of $11.5 million in the 2000 third quarter increased $7 million over the 1999 quarter due largely to the recording of certain deferred tax items last year.


DISCONTINUED OPERATIONS

         As previously discussed, Columbia is exiting the retail mass marketing, major accounts, propane and petroleum businesses. In accordance with generally accepted accounting principles, the results from those businesses are reported as discontinued operations.


                                    - more -

         Discontinued operations reflected a third quarter 2000 after-tax loss of $83.3 million versus a $43.2 million after-tax loss in the 1999 period. The 2000 amount included an additional loss on the propane and petroleum businesses to reflect the anticipated loss on sale of these assets in the 2000 fourth quarter. For the first nine months of 2000, discontinued operations reflected an after-tax loss of $112.2 million, a $49.3 million greater loss than the 1999 period.


RESULTS FOR FIRST NINE MONTHS OF 2000

         Columbia's income from continuing operations for the first nine months of 2000 was $245.8 million, or $3.04 per share, up $29.1 million, or 43 cents per share, over the $216.7 million, or $2.61 per share, in 1999. Excluding one-time items, income from continuing operations for 2000 was $212.6 million, an increase of $17.1 million over 1999, despite warmer weather. Such one-time items included the third quarter items mentioned previously and the gain recorded earlier in 2000 on the sale of Cove Point LNG, costs for professional fees associated with the NiSource tender offer, and a $20.6 million after-tax gain in 1999 related to a producer settlement.

         After discontinued operations, Columbia reported net income of $133.6 million, or $1.65 per share, for the first nine months of 2000 compared to net income of $153.8 million, or $1.85 per share, in the same period last year. Revenues for 2000 of $1,848.1 million, were $197 million below the 1999 period.


2000 NINE-MONTH RESULTS BY SEGMENT

         The TRANSMISSION AND STORAGE segment's operating income for the first nine months of 2000 was $252.1 million, down $3.4 million from the 1999 period. This decrease included the effect of costs related to certain prior transactions, mentioned previously. In 1999, Columbia Gas Transmission recorded a $24.8 million pre-tax improvement for the producer settlement, also discussed above, and higher levels of base gas sales. Tempering these reductions to operating income were lower labor and benefits costs as a result of the VIRP that was implemented earlier this year, plus increased revenues from additional transportation services resulting from recent expansion projects coming on-line.

         Operating income for DISTRIBUTION of $149.9 million increased $1.8 million in the 2000 period, primarily reflecting lower labor and benefit costs related to implementing the VIRP in the second quarter plus reductions in other operating expenses and gross receipts taxes, largely offset by warmer weather. Both years were warmer than normal, nine percent in 2000 compared to six percent in 1999.

         EXPLORATION AND PRODUCTION'S operating income of $51.3 million was more than double the $24.1 million in the 1999 period. This increase was due to 18 percent higher average gas prices and 16 percent higher gas production. Prices received for natural gas production averaged $2.95 per Mcf, up 46 cents per Mcf over the 1999 period. Production for 2000 of 39.5 Bcf benefited from new production coming on-line, and reduced capacity constraints that hampered previous results.

         POWER GENERATION AND OTHER operating loss was $14.5 million in 2000 compared to an operating loss of $1.3 million in the 1999 period, reflecting the higher costs recorded in the third quarter 2000, associated with Columbia Electric's operations and the fiber optics network, as referred to above.


                                    - more -

         The CORPORATE segment had an operating loss of $12 million for the 2000 period versus an operating loss of $10.4 million in the 1999 period. Both periods included professional fees, as discussed above. In addition, a pre-tax gain of $6.9 million was recorded in 1999 for payments made to the parent company by Columbia Gas Transmission.


OTHER INCOME, INTEREST EXPENSE AND TAXES

         Interest income and other, net, of $103.8 million for the 2000 period was $83.6 million above 1999 due to the gain on the Cove Point LNG sale, mentioned previously. This increase was partially offset by lower interest income on temporary investments, and a $2.9 million pre-tax gain from the sale of coal properties recorded in 1999. Interest expense and related charges of $139.2 million were up $23.6 million over last year due to additional interest costs on short-term borrowings attributable to higher rates and balances.

         Income tax expense of $145.6 million for the 2000 period was $41.7 million above the 1999 period primarily reflecting higher pre-tax income.

         Columbia Energy Group, based in Herndon, Va., is one of the nation's leading energy services companies, with assets of approximately $7 billion. Its operating companies engage in nearly all phases of the natural gas business, including exploration and production, transmission, storage and distribution, as well as other businesses. Information about Columbia Energy Group (NYSE:CG) is available on the Internet at www.columbiaenergygroup.com.

         A recorded message from Thomas L. Hughes, vice president--investor relations of Columbia Energy Group, providing a review of quarterly results, and recent developments that are likely to affect full-year performance, will be available after 10:00 a.m. eastern time on Columbia's web site at www.columbiaenergygroup.com.

         This release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to various risks and uncertainties. The factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed herein include factors that are beyond the company's ability to control or estimate precisely, such as estimates of future market conditions, the behavior of other market participants and the actions of the federal and state regulators.

         Other factors include, but are not limited to, actions in the financial markets, weather conditions, economic conditions in Columbia's service territories, fluctuations in energy-related commodity prices, conversion activity, other marketing efforts and other uncertainties. These and other risk factors are detailed from time to time in the company's SEC reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of the document.

                              - tables to follow -

                              COLUMBIA ENERGY GROUP
                     Summary of Financial and Operating Data

                                                               THREE MONTHS                  NINE MONTHS
                                                            ENDED SEPTEMBER 30,           ENDED SEPTEMBER 30,
                                                            -------------------           -------------------
                                                            2000          1999           2000             1999
                                                            ----          ----           ----             ----
INCOME STATEMENT DATA
($ in millions)

Net Revenues
   Energy sales ......................................      159.2         122.8         1,020.6         1,274.5
   Less: Products purchased ..........................       25.3           1.8           468.3           689.5
                                                           ------        ------        --------        --------
   Gross Margin ......................................      133.9         121.0           552.3           585.0

   Transportation ....................................      147.5         140.5           563.3           509.1
   Production gas sales ..............................       33.5          31.6           115.3            84.0
   Other .............................................       42.3          40.2           132.3           153.3
                                                           ------        ------        --------        --------
Total Net Revenues ...................................      357.2         333.3         1,363.2         1,331.4
                                                           ------        ------        --------        --------

Operating Expenses
   Operation and maintenance .........................      208.1         195.7           642.1           615.3
   Settlement of gas supply charges ..................         --            --              --           (29.8)
   Depreciation and depletion ........................       43.5          46.7           153.0           174.1
   Other taxes .......................................       32.0          33.0           141.3           155.8
                                                           ------        ------        --------        --------
Total Operating Expenses .............................      283.6         275.4           936.4           915.4
                                                           ------        ------        --------        --------
Operating Income .....................................       73.6          57.9           426.8           416.0
                                                           ------        ------        --------        --------

Other Income (Deductions)
   Interest income and other, net ....................        5.7           8.1           103.8            20.2
   Interest expense and related charges ..............      (48.3)        (41.0)         (139.2)         (115.6)
                                                           ------        ------        --------        --------
Total Other Income (Deductions) ......................      (42.6)        (32.9)          (35.4)          (95.4)
                                                           ------        ------        --------        --------
Income from Continuing Operations
     before Income Taxes .............................       31.0          25.0           391.4           320.6
Income Taxes .........................................       11.5           4.5           145.6           103.9
                                                           ------        ------        --------        --------
Income from Continuing Operations ....................       19.5          20.5           245.8           216.7
                                                           ------        ------        --------        --------

Discontinued Operations - net of taxes
   (Loss) from operations ............................         --         (30.2)           (1.5)          (49.9)
   Estimated (loss) on disposal ......................      (83.3)        (13.0)         (110.7)          (13.0)
                                                           ------        ------        --------        --------
(Loss) from Discontinued Operations - net of taxes....      (83.3)        (43.2)         (112.2)          (62.9)
                                                           ------        ------        --------        --------
Net Income (Loss) ....................................      (63.8)        (22.7)          133.6           153.8
                                                           ======        ======        ========        ========

PER SHARE DATA
Basic Earnings (Loss) Per Share ($)
   Continuing operations .............................       0.25          0.25            3.07            2.63
(Loss) from discontinued operations ..................         --         (0.37)          (0.02)          (0.61)
   Estimated (loss) on disposal ......................      (1.05)        (0.16)          (1.38)          (0.16)
                                                           ------        ------        --------        --------
   Basic Earnings  (Loss) Per Share ..................      (0.80)        (0.28)           1.67            1.86
                                                           ======        ======        ========        ========

Diluted Earnings (Loss) Per Share ($)
   Continuing operations .............................       0.24          0.25            3.04            2.61
   (Loss) from discontinued operations ...............         --         (0.37)          (0.02)          (0.60)
   Estimated (loss) on disposal ......................      (1.03)        (0.16)          (1.37)         (0.16)
                                                           ------        ------        --------        --------
   Diluted Earnings (Loss) Per Share .................      (0.79)        (0.28)           1.65            1.85
                                                           ======        ======        ========        ========

Basic Average Common Shares Outstanding (millions)....       79.5          81.8            80.2            82.5
Diluted Average Common Shares (millions) .............       80.4          82.4            80.9            82.9

                              COLUMBIA ENERGY GROUP
               Summary of Financial and Operating Data (continued)



OPERATING INCOME (LOSS) BY SEGMENT
----------------------------------
($ in millions)

                       TRANSMISSION AND STORAGE OPERATIONS


                                                                   THREE MONTHS                           NINE MONTHS
                                                                ENDED SEPTEMBER 30,                    ENDED SEPTEMBER 30,
                                                              ------------------------              -------------------------
                                                               2000              1999                 2000             1999
                                                              ------           -------              --------          ------
OPERATING REVENUES
   Transportation revenues...........................          138.0             125.3                 463.8           442.2
   Storage revenues..................................           44.5              44.5                 133.2           138.5
   Other revenues....................................            4.6               4.8                  23.7            30.0
                                                             -------          --------              --------         -------
Total Operating Revenues.............................          187.1             174.6                 620.7           610.7
                                                             -------          --------              --------         -------

OPERATING EXPENSES
   Operation and maintenance.........................           86.2              80.9                 245.9           264.4
   Settlement of gas supply charges..................             --                --                    --           (29.8)
   Depreciation......................................           27.2              26.2                  81.8            79.8
   Other taxes.......................................           12.4              12.1                  40.9            40.8
                                                             -------          --------              --------         -------
Total Operating Expenses.............................          125.8             119.2                 368.6           355.2
                                                             -------          --------              --------         -------

OPERATING INCOME.....................................           61.3              55.4                 252.1           255.5
                                                             =======          ========              ========         =======



                             DISTRIBUTION OPERATIONS



                                                                  THREE MONTHS                            NINE MONTHS
                                                                ENDED SEPTEMBER 30,                     ENDED SEPTEMBER 30,
                                                             ------------------------               -------------------------
                                                              2000              1999                  2000            1999
                                                             ------           -------               --------          ------
NET REVENUES
   Sales revenues ...................................          150.5             120.1                 992.1         1,283.9
   Less: Cost of gas sold............................           68.7              43.0                 614.6           865.0
                                                             -------          --------              --------         -------
   Net Sales Revenues................................           81.8              77.1                 377.5           418.9
                                                             -------          --------              --------         -------

   Transportation revenues...........................           46.3              47.8                 242.1           221.5
   Less: Associated gas costs........................            1.5               5.2                  19.8            24.1
                                                             -------          --------              --------         -------
   Net Transportation Revenues.......................           44.8              42.6                 222.3           197.4
                                                             -------          --------              --------         -------

Net Revenues.........................................          126.6             119.7                 599.8           616.3
                                                             -------          --------              --------         -------

OPERATING EXPENSES
   Operation and maintenance.........................           89.9              89.6                 320.0           299.2
   Depreciation......................................            9.2              11.5                  42.3            64.6
   Other taxes.......................................           15.2              17.3                  87.6           104.4
                                                             -------          --------              --------         -------
Total Operating Expenses.............................          114.3             118.4                 449.9           468.2
                                                             -------          --------              --------         -------

OPERATING INCOME.....................................           12.3               1.3                 149.9           148.1
                                                             =======          ========              ========         =======

                              COLUMBIA ENERGY GROUP
               Summary of Financial and Operating Data (continued)


                      EXPLORATION AND PRODUCTION OPERATIONS

                                                                   THREE MONTHS                           NINE MONTHS
                                                                 ENDED SEPTEMBER 30,                   ENDED SEPTEMBER 30,
                                                               -----------------------               ----------------------
                                                                2000             1999                  2000           1999
                                                               ------         --------               -------         ------
OPERATING REVENUES
   Gas revenues .....................................            34.9             32.4                 118.7            86.2
   Other revenues....................................             5.0              3.4                  14.0            11.6
                                                              -------         --------              --------         -------
Total Operating Revenues.............................            39.9             35.8                 132.7            97.8
                                                              -------         --------              --------         -------

OPERATING EXPENSES
   Operation and maintenance.........................            15.2             13.7                  46.5            40.0
   Depreciation and depletion........................             5.9              7.7                  25.3            25.9
   Other taxes.......................................             3.3              2.8                   9.6             7.8
                                                              -------         --------              --------         -------
Total Operating Expenses.............................            24.4             24.2                  81.4            73.7
                                                              -------         --------              --------         -------

OPERATING INCOME.....................................            15.5             11.6                  51.3            24.1
                                                              =======         ========              ========         =======



                      POWER GENERATION AND OTHER OPERATIONS


                                                                    THREE MONTHS                          NINE MONTHS
                                                                  ENDED SEPTEMBER 30,                   ENDED SEPTEMBER 30,
                                                                2000            1999                  2000             1999
                                                              -------         --------              --------         -------
OPERATING REVENUES
   Gas revenues......................................             8.1              1.7                  25.9             4.6
   Power generation revenues.........................             1.9              2.5                   6.7             6.0
   LNG revenues......................................              --              2.6                   3.8             6.8
   Other revenues....................................             0.2              0.1                   2.3             0.4
                                                              -------         --------              --------         -------
Total Operating Revenues.............................            10.2              6.9                  38.7            17.8
                                                              -------         --------              --------         -------

OPERATING EXPENSES
   Products purchased................................             5.9               --                  19.5             0.3
   Operation and maintenance.........................            19.8              5.8                  33.0            18.2
   Depreciation......................................              --              0.1                   0.2             0.3
   Other taxes.......................................             0.3              0.1                   0.5             0.3
                                                              -------         --------              --------         -------
Total Operating Expenses.............................            26.0              6.0                  53.2            19.1
                                                              -------         --------              --------         -------

OPERATING INCOME (LOSS)..............................           (15.8)             0.9                 (14.5)           (1.3)
                                                              =======         ========              ========         =======



                                    CORPORATE

                                                                   THREE MONTHS                           NINE MONTHS
                                                                 ENDED SEPTEMBER 30,                    ENDED SEPTEMBER 30,
                                                              ------------------------              --------------------------
                                                               2000             1999                  2000             1999
                                                              -------         --------              --------         --------
OPERATING INCOME (LOSS)..............................             0.3            (11.3)                (12.0)          (10.4)
                                                              =======         ========              ========         =======

                              COLUMBIA ENERGY GROUP
               Summary of Financial and Operating Data (continued)


                                                             SEPTEMBER 30, 2000          DECEMBER 31, 1999
                                                             ------------------          -----------------
CAPITALIZATION
--------------
($ in millions)

Common Stock Equity

     Common stock,  $.01 par value, authorized
     200,000,000 shares, issued 83,898,689
     and 83,786,942 shares, respectively........................         0.8                       0.8

     Additional paid in capital.................................     1,617.0                   1,611.6

     Retained earnings..........................................       666.4                     586.9

     Unearned employee compensation.............................        (0.3)                     (0.6)

     Accumulated Other Comprehensive Income:
       Foreign currency translation adjustment..................        (0.5)                      0.3

     Treasury stock, at cost (4,368,300 and 2,478,500 shares)...      (249.1)                   (135.0)
                                                                     -------                   -------

Total Common Stock Equity.......................................     2,034.3                   2,064.0

Long-Term Debt..................................................     1,639.2                   1,639.3
                                                                     -------                   -------

Total Capitalization............................................     3,673.5                   3,703.3
                                                                     =======                   =======

Current Maturities of Long-Term Debt............................       311.1                     311.1
                                                                     =======                   =======

Short-Term Debt.................................................        54.1                     465.5
                                                                     =======                   =======

                              COLUMBIA ENERGY GROUP
               Summary of Financial and Operating Data (continued)


                                                                   THREE MONTHS                           NINE MONTHS
                                                                ENDED SEPTEMBER 30,                   ENDED SEPTEMBER 30,
                                                              -------------------------             --------------------------
                                                               2000             1999                  2000             1999
                                                              -------         ---------             --------         --------

TOTAL REVENUES ($ IN MILLIONS).......................           382.1             340.9              1,851.3          2,047.5

AVERAGE PRICE OF GAS PRODUCTION
   ($ PER THOUSAND CUBIC FEET)
     U.S. ...........................................            2.72              2.39                 2.95             2.49
     Canada..........................................            4.22              2.07                 3.33             2.35

OPERATING DATA
   Gas Production (billion cubic feet):
     U.S. ...........................................            12.4              13.2                 39.4             34.0
     Canada..........................................              --                --                  0.1              0.1
                                                              -------          --------             --------         --------
     Total...........................................            12.4              13.2                 39.5             34.1
                                                              =======          ========             ========         ========

THROUGHPUT
  Transmission (billion cubic feet):
     Transportation
      Columbia Transmission
        Market area..................................           141.2             149.3                705.6            707.7
      Columbia Gulf
        Mainline.....................................           149.5             144.5                457.2            441.4
        Short-haul...................................            52.5              57.5                150.5            166.1
        Intrasegment eliminations....................          (138.5)           (135.8)              (435.7)          (420.1)
                                                              -------          --------             --------         --------
  Total Throughput...................................           204.7             215.5                877.6            895.1
                                                              =======          ========             ========         ========

  Distribution (billion cubic feet):
   Gas sales.........................................            11.7              11.2                113.2            125.4
   Transportation....................................            60.5              65.8                260.3            250.6
                                                              -------          --------             --------         --------
  Total Throughput...................................            72.2              77.0                373.5            376.0
   Off-System Sales..................................             1.2               1.6                 10.7            167.1
                                                              -------          --------             --------         --------
  Total Sold and Transported.........................            73.4              78.6                384.2            543.1
                                                              =======          ========             ========         ========

  DEGREE DAYS (DISTRIBUTION SERVICE TERRITORY)
    Actual...........................................             149                80                3,294            3,341
    Normal...........................................              41                41                3,600            3,568
    % Colder (warmer) than normal....................             263                95                   (9)              (6)
    % Colder (warmer) than prior period..............              86                95                   (1)              16



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